Exhibit 99.1

CPI INTERNATIONAL ANNOUNCES FIRST QUARTER 2015 FINANCIAL RESULTS

PALO ALTO, Calif. - February 10, 2015 - CPI International Holding Corp., the parent company of CPI International, Inc. (CPI), today announced financial results for its fiscal year 2015 first quarter ended January 2, 2015.
“CPI’s first quarter financial results met our projections and further strengthen our expectation that fiscal 2015 will be a good year for our business,” said Joe Caldarelli, chief executive officer. “We continue to enjoy reasonably stable market conditions and solid customer demand for our defense and commercial products, despite the fluctuating timing of certain programs that has resulted in some unfavorable year-over-year comparisons.”
In the first quarter of fiscal 2015, CPI recorded sales and backlog results that, in comparison to the same quarter of prior years, were higher than every year other than fiscal 2014. CPI’s financial results in fiscal 2014 were extraordinarily strong, in large part due to the timing of several significant defense and communications programs.
Sales and Orders
In the first quarter of fiscal 2015, CPI generated sales totaling $111 million, an 11 percent decrease from the $124 million in sales generated in the previous year’s quarter. CPI’s first quarter defense and communications sales were higher than those of the first quarter of every prior year with the exception of fiscal 2014. The first quarter of fiscal 2015 was one week shorter than the same quarter of fiscal 2014.
CPI booked orders totaling $102 million in the first quarter of fiscal 2015, a 16 percent decrease from the $121 million booked in the first quarter of the prior year.
Net Income and Adjusted EBITDA
CPI’s net income totaled $3.0 million in the first quarter of fiscal 2015, as compared to $3.1 million in the same quarter of fiscal 2014. This decrease was primarily due to lower total sales in the most recent quarter and higher interest expenses resulting from the debt refinancing transaction that CPI completed in April 2014. The decrease was partially offset by lower income tax expense.
Adjusted EBITDA totaled $21.3 million, or 19.2 percent of sales, in the first quarter of fiscal 2015, as compared to $23.1 million, or 18.7 percent of sales, in the first quarter of the prior year. The decrease in adjusted EBITDA was primarily due to lower sales.
Defense Market
In the defense market, CPI’s sales decreased six percent to $42.7 million in the first quarter of fiscal 2015, due to lower sales for a radar program for which annual demand levels fluctuate and an airborne electronic warfare program for which sales have been completed.
Orders in the defense market decreased 26 percent to $40.8 million in the first quarter of fiscal 2015. This decrease was primarily due to the periodic timing of defense programs, which resulted in lower orders for certain radar and electronic warfare programs, including Aegis radar systems.
Communications Market
Sales in the communications market decreased 20 percent to $40.6 million in the first quarter of fiscal 2015. This decrease was due to lower sales for military and commercial communications applications, including fixed satellite services applications, and was partially offset by higher sales of radomes.

Orders in this market decreased two percent to $38.6 million due to lower orders for commercial communications applications, particularly direct-to-home broadcast programs. Orders for certain radome programs were also lower. These decreases were partially offset by higher orders for advanced tactical common data link (TCDL) antennas and other products to support military communications applications.
Medical Market
In the medical market, sales decreased six percent to $18.9 million due to lower sales for radiation therapy applications. Medical orders were essentially unchanged at $16.7 million.
Cash Flow
As of January 2, 2015, CPI’s cash and cash equivalents totaled $58.1 million. For the 12-month period ending on that date, CPI’s cash flow from operating activities equaled $49.0 million. For that same period, the company’s free cash flow totaled $41.3 million and adjusted free cash flow totaled $45.0 million.
Fiscal 2015 Outlook
“The first quarter has provided a solid start to the year, and we continue to expect fiscal 2015 to be a successful year for CPI. Our sales and adjusted EBITDA results are projected to be markedly higher than the results achieved in all previous years with the exception of the remarkable results we enjoyed in fiscal 2014,” said Caldarelli.
Financial Community Conference Call
In conjunction with this announcement, CPI will hold a conference call on Wednesday, February 11, 2015, at 11:00 a.m. (EST) that will be Web cast simultaneously on the company’s Web site. To participate in this conference call, please dial (800) 649-5127, or (253) 237-1144 for international callers, enter conference ID 75238888 and ask for the CPI International First Quarter 2015 Financial Results Conference Call. To access the Web cast, please visit http://investor.cpii.com and click “Events.”
About CPI International Holding Corp.
CPI International Holding Corp., headquartered in Palo Alto, California, is the parent company of CPI International, Inc., which is the parent company of Communications & Power Industries LLC and Communications & Power Industries Canada Inc. Together, Communications & Power Industries LLC and Communications & Power Industries Canada Inc. develop, manufacture and globally distribute components and subsystems used in the generation, amplification, transmission and reception of microwave signals for a wide variety of systems including radar, electronic warfare and communications (satellite and point-to-point) systems for military and commercial applications, specialty products for medical diagnostic imaging and the treatment of cancer, as well as microwave and RF energy generating products for various industrial and scientific pursuits.
Non-GAAP Supplemental Information
EBITDA, adjusted EBITDA, EBITDA margin, adjusted EBITDA margin, free cash flow and adjusted free cash flow presented here are non-generally accepted accounting principles (GAAP) financial measures. EBITDA represents earnings before net interest expense, provision for income taxes and depreciation and amortization. Adjusted EBITDA represents EBITDA further adjusted to exclude certain non-recurring, non-cash, unusual or other items. EBITDA margin represents EBITDA divided by sales. Adjusted EBITDA margin represents adjusted EBITDA divided by sales. Free cash flow represents net cash provided by operating activities minus capital expenditures and patent application fees. Adjusted free cash flow represents free cash flow further adjusted to exclude certain non-recurring, unusual or other items.

CPI believes that GAAP-based financial information for leveraged businesses, such as the company’s business, should be supplemented by EBITDA, adjusted EBITDA, EBITDA margin, adjusted EBITDA margin, free cash flow and adjusted free cash flow so that investors better understand the company’s operating performance in connection with their analysis of the company’s business. In addition, CPI’s management team uses EBITDA and adjusted EBITDA to evaluate the company’s operating performance, to monitor compliance with its senior credit facility, to make day-to-day operating decisions and as a component in the calculation of management bonuses. Other companies may define EBITDA, adjusted EBITDA, EBITDA margin, adjusted EBITDA margin, free cash flow and adjusted free cash flow differently and, as a result, the company’s measures may not be directly comparable to EBITDA, adjusted EBITDA, EBITDA margin, adjusted EBITDA margin, free cash flow and adjusted free cash flow of other companies. Because EBITDA, adjusted EBITDA, EBITDA margin, adjusted EBITDA margin, free cash flow and adjusted free cash flow do not include certain material costs, such as interest and taxes in the case of EBITDA-based measures, necessary to operate the company’s business, when analyzing the company’s business, these non-GAAP measures should be considered in addition to, and not as a substitute for, net income (loss), net cash provided by (used in) operating activities, net income margin or other statements of income or statements of cash flows data prepared in accordance with GAAP.

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Certain statements included above constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements provide our current expectations, beliefs or forecasts of future events. Forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual events or results to differ materially from the results projected, expected or implied by these forward-looking statements. These factors include, but are not limited to, competition in our end markets; our significant amount of debt; changes or reductions in the U.S. defense budget; currency fluctuations; goodwill impairment considerations; customer cancellations of sales contracts; U.S. Government contracts; export restrictions and other laws and regulations; international laws; changes in technology; the impact of unexpected costs; the impact of a general slowdown in the global economy; the impact of environmental or zoning laws and regulations; and inability to obtain raw materials and components. These and other risks are described in more detail in our periodic filings with the Securities and Exchange Commission. As a result of these uncertainties, you should not place undue reliance on these forward-looking statements. All future written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. We undertake no duty or obligation to publicly revise any forward-looking statement to reflect circumstances or events occurring after the date hereof or to reflect the occurrence of unanticipated events or changes in our expectations.

Contact:
Amanda Mogin, Communications & Power Industries, investor relations, 650.846.3998, amanda.mogin@cpii.com

CPI INTERNATIONAL HOLDING CORP.
and Subsidiaries

CONDENSED CONSOLIDATED
STATEMENTS OF COMPREHENSIVE INCOME
(All dollar amounts in thousands – unaudited)

	Three Months Ended
	January 2, 2015	January 3, 2014
Sales	$110,674	$123,879
Cost of sales, including $0 and $1,604 of utilization of net increase in cost basis of inventory due to purchase accounting, respectively	78,051	90,472
Gross profit	32,623	33,407
Operating costs and expenses:
Research and development	3,595	3,809
Selling and marketing	5,667	5,937
General and administrative	8,189	7,036
Amortization of acquisition-related intangible assets	2,547	2,849
Total operating costs and expenses	19,998	19,631
Operating income	12,625	13,776
Interest expense, net	9,039	7,259
Income before income taxes	3,586	6,517
Income tax expense	603	3,373
Net income	2,983	3,144

Other comprehensive loss, net of tax
Unrealized loss on cash flow hedges, net of tax	(676)	(511)
Total other comprehensive loss, net of tax	(676)	(511)
Comprehensive income	$2,307	$2,633

CPI INTERNATIONAL HOLDING CORP.
and Subsidiaries

CONDENSED CONSOLIDATED BALANCE SHEETS
(All dollar amounts in thousands, except per share data – unaudited)

	January 2, 2015	October 3, 2014
Assets
Current Assets:
Cash and cash equivalents	$58,111	$50,617
Restricted cash	1,755	1,798
Accounts receivable, net	46,187	43,920
Inventories	99,339	97,156
Deferred tax assets	8,525	8,070
Prepaid and other current assets	4,600	7,960
Total current assets	218,517	209,521
Property, plant, and equipment, net	75,028	76,659
Deferred debt issue costs, net	11,928	12,557
Intangible assets, net	246,046	248,838
Goodwill	198,881	197,681
Other long-term assets	528	1,072
Total assets	$750,928	$746,328

Liabilities and stockholders’ equity
Current Liabilities:
Current portion of long-term debt	$3,100	$3,100
Accounts payable	25,544	25,565
Accrued expenses	43,016	31,328
Product warranty	4,649	4,863
Income taxes payable	1,361	1,048
Advance payments from customers	16,786	15,448
Total current liabilities	94,456	81,352
Deferred income taxes	93,678	94,835
Long-term debt, less current portion	514,541	514,938
Other long-term liabilities	3,556	13,059
Total liabilities	706,231	704,184
Commitments and contingencies
Stockholders’ equity:
Common stock ($0.01 par value, 2 shares authorized: 1 share issued and outstanding)	—	—
Additional paid-in capital	25,835	25,589
Accumulated other comprehensive loss	(1,329)	(653)
Retained earnings	20,191	17,208
Total stockholders’ equity	44,697	42,144
Total liabilities and stockholders’ equity	$750,928	$746,328

CPI INTERNATIONAL HOLDING CORP.
and Subsidiaries

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(All dollar amounts in thousands – unaudited)

	Three Months Ended
	January 2, 2015	January 3, 2014
Cash flows from operating activities
Net cash provided by operating activities	$9,920	$14,605

Cash flows from investing activities
Capital expenditures	(1,651)	(1,646)
Acquisition, net of cash acquired	—	(36,995)
Net cash used in investing activities	(1,651)	(38,641)

Cash flows from financing activities
Repayment of borrowings under previous term loan facility	—	(5,500)
Repayment of borrowings under term loan	(775)	—
Net cash used in financing activities	(775)	(5,500)

Net increase (decrease) in cash and cash equivalents	7,494	(29,536)
Cash and cash equivalents at beginning of period	50,617	67,051
Cash and cash equivalents at end of period	$58,111	$37,515

Supplemental cash flow disclosures
Cash paid for interest	$3,416	$1,984
Cash (received) paid for income taxes, net of refunds	$(669)	$1,290
Decrease in accrued capital expenditures	$143	$80

CPI INTERNATIONAL HOLDING CORP.
and Subsidiaries

NON-GAAP SUPPLEMENTAL INFORMATION
EBITDA and Adjusted EBITDA
(All dollar amounts in thousands - unaudited)

		Three Months Ended
		January 2, 2015	January 3, 2014
Net income		$2,983	$3,144
Depreciation and amortization		5,902	6,451
Interest expense, net		9,039	7,259
Income tax expense		603	3,373
EBITDA		18,527	20,227

Adjustments:
Stock-based compensation expense	(1)	246	251
Acquisition-related expenses	(2)	1,855	344
Write-off of inventory step-up	(3)	—	1,604
Veritas Capital annual management fee	(4)	635	701
Total adjustments		2,736	2,900
Adjusted EBITDA		$21,263	$23,127

EBITDA margin	(5)	16.7%	16.3%
Adjusted EBITDA margin	(6)	19.2%	18.7%
Net income margin	(7)	2.7%	2.5%

(1)		Represents compensation expense for Class B membership interests by certain members of management and independent directors in the company’s parent, CPI International Holding LLC.
(2)
Represents transaction costs related to the evaluation, negotiation, closing and integration of acquisitions. Costs include fees for attorneys and other professional services, as well as expenses related to the integration of operations into those of CPI.

(3)		Represents a non-cash charge for utilization of the net increase in cost basis of inventory that resulted from purchase accounting in connection with acquisitions.
(4)		Represents a management fee payable to Veritas Capital annually for advisory and consulting services.
(5)		Represents EBITDA divided by sales.
(6)		Represents adjusted EBITDA divided by sales.
(7)		Represents net income divided by sales.

CPI INTERNATIONAL HOLDING CORP.
and Subsidiaries

NON-GAAP SUPPLEMENTAL INFORMATION
Free Cash Flow and Adjusted Free Cash Flow
(All dollar amounts in thousands - unaudited)

		Twelve Months Ended
		January 2, 2015
Net cash provided by operating activities		$48,952
Cash capital expenditures		(7,679)
Free cash flow		41,273

Adjustments:
Cash paid for acquisition-related expenses, net of taxes	(1)	704
Cash paid for Veritas Capital annual management fee, net of taxes	(2)	1,682
Cash paid for prior year transfer pricing audit	(3)	(914)
Cash paid for refinancing expenses, net of taxes	(4)	2,272
Total adjustments		3,744
Adjusted free cash flow		$45,017

Net income		$8,259

(1)
Represents transaction costs, net of income taxes, related to the evaluation, negotiation, closing and integration of acquisitions. Costs include fees for attorneys and other professional services, as well as expenses related to integration of acquired operations into those of CPI.

(2)		Represents a management fee paid to Veritas Capital annually for advisory and consulting services, net of income taxes.
(3)
Represents the net of income tax refunds, partially offset by payments, with respect to an audit by the Canada Revenue Agency (“CRA”) of Communications & Power Industries Canada Inc.’s (“CPI Canada”) purchase of the Satcom Division from the company in fiscal years 2001 and 2002. The company considers this a non-recurring source of cash as it pertains to previous years.

(4)
Represents expenses, net of income taxes, incurred in connection with the senior notes consent solicitation, entering into a new senior secured credit facility and issuance of a special dividend, all of which were consummated in CPI's third quarter of fiscal year 2014.